UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 11, 2011
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     On May 11, 2011, Equity LifeStyle Properties, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. Stockholders holding 28,976,972 Shares of Common stock (being the only class of shares entitled to vote at the meeting), or 92.9%, of the Company’s 31,191,857 outstanding Shares of Common stock as of the record date for the meeting, attended the meeting or were represented by proxy. The Company’s stockholders voted on four matters presented at the meeting each of which is discussed in more detail in our Proxy Statement on Schedule 14-A and which received the requisite number of votes to pass. The matters submitted for a vote and the related results of the stockholders’ votes were as follows:
Proposal No. 1: Election of eight directors to terms expiring in 2012. A plurality of the votes cast was required for the election of directors.

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Philip Calian	27,792,141	11,192	1,173,639
David Contis	25,828,276	1,975,057	1,173,639
Thomas Dobrowski	27,522,061	281,272	1,173,639
Thomas Heneghan	27,588,327	215,006	1,173,639
Sheli Rosenberg	25,445,714	2,357,619	1,173,639
Howard Walker	27,584,218	219,115	1,173,639
Gary Waterman	27,491,212	312,121	1,173,639
Samuel Zell	24,361,450	3,441,883	1,173,639
Proposal No. 2: Approval to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011. A majority of the votes cast was required for approval.

				BROKER
	FOR	AGAINST	WITHHELD	NON-VOTES
Total Shares	28,940,615	31,973	4,384	—
Proposal No. 3: Non-binding advisory vote for approval of executive compensation.

				BROKER
	FOR	AGAINST	WITHHELD	NON-VOTES
Total Shares	27,004,385	797,096	1,852	1,173,639
Proposal No. 4: Non-binding advisory vote for approval on frequency of stockholders votes on executive compensation.

					BROKER
	ONE YEAR	TWO YEARS	THREE YEARS	WITHHELD	NON-VOTES
Total Shares	25,619,385	12,584	2,168,371	2,993	1,173,639

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Thomas Heneghan
Thomas Heneghan
President and Chief Executive Officer

By:	/s/ Michael Berman
Michael Berman
Executive Vice President and Chief Financial Officer

Date: May 12, 2011